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                                                                EXHIBIT 11

                                CYTRX CORPORATION
                        COMPUTATION OF NET LOSS PER SHARE



COMPUTATION OF LOSS PER SHARE - PRIMARY
                                                      Three Month Period Ended June 30,      Six Month Period Ended June 30,
                                                      ---------------------------------     ----------------------------------
                                                           1997                 1996             1997                 1996
                                                      ----------------      ------------       ---------          ------------
Net loss                                                $(2,263,292)        $ (1,145,379)      $(2,935,652)       $ (2,457,318)
                                                        ===========         ============       ===========        ============
Average number of common shares outstanding               7,409,712            7,864,216         7,425,289           7,862,090
Common shares issuable assuming exercise of
     stock options and warrants (1)                              --                   --                --                  --
                                                        -----------         ------------       -----------        ------------

Total                                                     7,409,712            7,864,216         7,425,289           7,862,090
                                                        -----------         ------------       -----------        ------------

Net loss per share                                      $     (0.31)        $      (0.15)      $     (0.40)       $      (0.31)
                                                        ===========         ============       ===========        ============



COMPUTATION OF LOSS PER SHARE - FULLY DILUTED

Net loss                                                $(2,263,292)        $ (1,145,379)      $(2,935,652)       $ (2,457,318)
                                                        -----------         ------------       -----------        ------------

Average number of common shares outstanding               7,409,712            7,864,216         7,425,289           7,862,090
Common shares issuable assuming exercise of
     stock options and warrants (1)                              --                   --                --                  --
                                                        -----------         ------------       -----------        ------------


Total                                                     7,409,712            7,864,216         7,425,289           7,862,090
                                                        -----------         ------------       -----------        ------------

Net loss per share                                      $     (0.31)        $      (0.15)      $     (0.40)       $      (0.31)
                                                        ===========         ============       ===========        ============


(1) Stock options and warrants outstanding are excluded from the computation of net loss per share since their effect would be antidilutive.